For Immediate Release

Contact:	Jon Safran Director, Investor Relations 713-209-8610 Jon.Safran@cooperindustries.com

Cooper Industries Reports Second Quarter Revenues Up 18 Percent;
Earnings of $.92 Per Share, Including Severance Costs and Currency Related Items; Raises 2008
Guidance

Earnings Per Share Up 24 Percent to $.97, Excluding Unusual Items

HOUSTON, July 24, 2008 – Cooper Industries, Ltd. (NYSE: CBE) today reported second quarter 2008 earnings per share of $.92 (diluted), compared with $1.12 for the second quarter of 2007 which included a tax adjustment of $.34 per share. Excluding losses from severance costs associated with the downsizing of a Tools Segment international facility and currency related items, the second quarter 2008 earnings per share of $.97 is 24 percent higher than prior year results of $.78 (excluding unusual items). Second quarter 2008 revenues increased 18 percent to $1.72 billion, compared with $1.46 billion for the same period last year. For the second quarter of 2008, net income excluding unusual items rose 18 percent to $171.1 million, compared with $145.1 million for the prior year’s second quarter excluding unusual items.

“In the second quarter, we built on our very solid start to 2008. We delivered strong growth in developing markets as well as in our energy, utility and industrial businesses. Core revenue growth of 7 percent was supplemented by acquisitions, which contributed nearly 8 percent, as well as almost 3 percent from currency translation,” said Cooper Industries Chairman and Chief Executive Officer Kirk S. Hachigian.

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The 2008 second quarter includes severance costs associated with the downsizing of a Tools Segment international facility and currency related charges totaling $9.2 million after-tax, or $.05 earnings per share.

As of June 30, 2008, the company’s debt net of cash and investments to total capitalization was 28.0 percent compared to 24.8 percent at December 31, 2007. “We continue to forecast free cash flow to exceed recurring income for the eighth year in a row. Our consistent ability to deliver strong free cash flow and our strong balance sheet enable us to invest in growth as well as return capital to our shareholders,” said Hachigian.

Revenues for the first six months of 2008 were $3.27 billion, a 14 percent increase from the $2.86 billion in revenues for the first six months of 2007. For the first six months of 2008, net income excluding unusual items rose 14% to $316.2 million, compared with $277.0 million for the prior year’s first six months excluding unusual items. Earnings per share excluding unusual items for comparable periods were $1.78 or up 19%, compared with prior year’s $1.49.

Segment Results
Electrical Products segment revenues for the second quarter of 2008 increased 19 percent to $1.51 billion, compared with $1.27 billion in the second quarter 2007. Core revenues increased by over 7 percent with acquisitions contributing close to 9 percent and currency translation contributing over 2 percent to the year-over-year growth. Segment operating earnings were $259.0 million, an increase of approximately 21 percent from $213.9 million in the prior year’s second quarter. Segment operating margin improved 40 basis points to 17.2 percent for the second quarter of 2008.

“The strong Electrical core revenue growth followed an outstanding second quarter in 2007, where core revenues increased 9 percent. Electrical margins matched our best quarterly performance in over five years,” said Hachigian.

The increase in revenues for the Electrical Products segment reflects continued strength in the industrial, utility and energy markets, with international market initiatives providing further growth for the second quarter of 2008. The continued softness in the U.S. residential markets partially offset the segment’s overall revenue growth.

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Tools segment revenues for the second quarter of 2008 were $214.3 million, up 12 percent from 2007 second quarter revenues of $191.4 million. Excluding the effects of currency translation, revenues for the quarter were approximately 6 percent higher than 2007 second quarter on improved industrial demand and relatively flat retail results. Segment operating earnings were $22.3 million (excluding pre-tax severance costs of $7.6 million), up from the second quarter 2007 levels of $21.6 million. Segment operating margin for the second quarter 2008 excluding the severance costs was 10.4 percent compared to 11.3 percent for the comparable prior year period.

Revenues for the first six months of 2008 increased 6 percent to $398.8 million, compared with $374.8 million for the same period last year. Segment operating earnings for the first half of 2008 declined to $39.5 million excluding severance related costs, compared to $43.4 million in the prior-year period.

Outlook
“I am proud that our Cooper Team continues to deliver in these more uncertain times. We have a diversified portfolio and have demonstrated the ability to execute upon our strategic initiatives,” said Hachigian. “Cooper has steadily invested over the years in long-term growth and productivity initiatives; customer loyalty, innovation, globalization, talent development and operational excellence. As a result, we continue to be optimistic regarding our sustainable growth strategy. Despite the more challenging economic outlook in certain markets, we are confident in our ability to drive growth and operating leverage in our business as we move through the remainder of 2008.”

“We have a strong management team in place and we remain committed to delivering a balance of growth, margin expansion and cash generation. For 2008, we are now forecasting earnings per share to increase 15 to 18 percent to $3.61 to $3.71, excluding $.59 for unusual items in the prior year, with revenue growth in the range of 12 to 14 percent. For the third quarter of 2008, we expect earnings per share to increase to $.92 to $.97 with revenue growth in the range of 12 to 15 percent.”

About Cooper Industries
Cooper Industries, Ltd. (NYSE: CBE) is a global manufacturer with 2007 revenues of $5.9 billion, approximately 87% of which are from electrical products. Founded in 1833, Cooper’s sustained level of success is attributable to a constant focus on innovation, evolving business practices while maintaining the highest ethical standards, and meeting customer needs. The Company has eight operating divisions with leading market share positions and world-class products and brands including: Bussmann electrical and electronic fuses; Crouse-Hinds and CEAG explosion-proof electrical equipment; Halo and Metalux lighting fixtures; and Kyle and McGraw-Edison power systems products. With this broad range of products, Cooper is uniquely positioned for several long-term growth trends including the global infrastructure build-out, the need to improve the reliability and productivity of the electric grid, the demand for higher energy-efficient products and the need for improved electrical safety. In 2007, sixty percent of total sales were to customers in the industrial and utility end-markets and 34% of total sales were to customers outside the United States. Cooper, which has more than 31,500 employees and manufacturing facilities in 23 countries as of 2007, is incorporated in Bermuda with administrative headquarters in Houston, TX. For more information, visit the website at www.cooperindustries.com.

Comparisons of 2008 and 2007 second quarter results appear on the following pages.

Statements in this news release are forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s earnings outlook. These statements are subject to various risks and uncertainties, many of which are outside the control of the Company, and actual results may differ materially from anticipated results. Important factors which may affect the actual results include, but are not limited to: 1) competitive pressures and future global economic conditions, including the level of market demand for the Company’s products; 2) changes in raw material, transportation and energy costs; 3) the ability to execute and realize the expected benefits from strategic initiatives including revenue growth plans, and cost-control and productivity improvement programs; 4) any disruptions from manufacturing rationalizations and the implementation of the Enterprise Business System; 5) mergers and acquisitions, and their integration; 6) political developments; 7) changes in financial markets including currency exchange fluctuations; 8) changes in legislation and regulations including changes in the tax laws, tax treaties or tax regulations; 9) the timing and amount of share repurchases by the Company; and 10) the resolution of potential liability exposure resulting from Federal-Mogul Corporation’s bankruptcy filing.

Conference Call

Cooper will hold a conference call today at 12:00 noon EDT to provide shareholders and other interested parties an overview of the Company’s second quarter 2008 performance. Those interested in hearing the conference call may listen via telephone by dialing (888) 680-0865 using pass code 15707192, or over the Internet through the Investor Center section of the Company’s website, using the “Management Presentations” link. International callers should dial (617) 213-4853 and use pass code 15707192.

The conference call may include non-GAAP financial measures. Cooper will post a reconciliation of those measures to the most directly comparable GAAP measures in the Investor Center section of the Company’s website under the heading “Management Presentations.”

Informational exhibits concerning the Company’s second quarter performance that may be referred to during the conference call will be available in the Investor Center section of the Company’s website under the heading “Management Presentations” prior to the beginning of the call.

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CONSOLIDATED RESULTS OF OPERATIONS

	Quarter Ended June 30,
	2008	2007
	(in millions where applicable)
Revenues	$1,724.3	$1,463.7
Cost of sales	1,163.5	984.6
Selling and administrative expenses	314.4	269.1

Operating earnings	246.4	210.0
Income from Belden agreement	—	3.3
Interest expense, net	18.3	12.9

Income from operations before income taxes	228.1	200.4
Income taxes (benefits)	66.2	(8.8)

Net income	$161.9	$209.2

Net Income Per Common share:
Basic	$0.93	$1.14
Diluted	$0.92	$1.12
Shares Utilized in Computation of Income Per Common Share:
Basic	174.3 million	183.7 million
Diluted	176.5 million	186.9 million

PERCENTAGE OF REVENUES

	Quarter Ended June 30,
	2008	2007
Revenues	100.0%	100.0%
Cost of sales	67.5%	67.3%
Selling and administrative expenses	18.2%	18.4%
Operating earnings	14.3%	14.3%
Income before income taxes	13.2%	13.7%
Net income	9.4%	14.3%

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Quarter Ended June 30
Segment Information

	Quarter Ended June 30,
	2008	2007
	(in millions)
Revenues:
Electrical Products	$1,510.0	$1,272.3
Tools	214.3	191.4

Total	$1,724.3	$1,463.7

Segment Operating Earnings:
Electrical Products	$259.0	$213.9
Tools	14.7	21.6

Total Segment Operating Earnings	273.7	235.5
General Corporate Expense	27.3	25.5
Income from Belden agreement	—	3.3
Interest expense, net	18.3	12.9

Income from operations before income taxes	$228.1	$200.4

	Quarter Ended June 30,
	2008	2007
Return on Sales:
Electrical Products	17.2%	16.8%
Tools	6.9%	11.3%
Total Segments	15.9%	16.1%

Impact of Unusual Items

	Income
	Before	Income	Net	Net Income Per
	Income Taxes	Taxes	Income	Common Share
				Basic	Diluted
Reported three months ended June 30, 2008	$228.1	$66.2	$161.9	$.93	$.92
Severance and currency related losses	13.0	3.8	9.2	.05	.05

Excluding adjustments	$241.1	$70.0	$171.1	$.98	$.97

Reported three months ended June 30, 2007	$200.4	$(8.8)	$209.2	$1.14	$1.12
Income from Belden agreement and legal matters	(0.9)	(0.3)	(0.6)	(.00)	(.00)

Tax benefits – settlements and enacted rate changes	—	63.5	(63.5)	(.35)	(.34)

Excluding adjustments	$199.5	$54.4	$145.1	$.79	$.78

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CONSOLIDATED RESULTS OF OPERATIONS

	Six Months Ended June 30,
	2008	2007
	(in millions where applicable)
Revenues	$3,270.4	$2,857.7
Cost of sales	2,185.7	1,929.5
Selling and administrative expenses	615.9	524.5

Operating earnings	468.8	403.7
Income from Belden agreement	—	3.3
Interest expense, net	33.2	25.8

Income from operations before income taxes	435.6	381.2
Income taxes	120.3	40.1

Net Income	$315.3	$341.1

Net Income Per Common share:
Basic	$1.79	$1.86
Diluted	$1.77	$1.83
Shares Utilized in Computation of Income Per Common Share:
Basic	175.7 million	183.4 million
Diluted	177.9 million	186.7 million

PERCENTAGE OF REVENUES

	Six Months Ended June 30,
	2008	2007
Revenues	100.0%	100.0%
Cost of sales	66.8%	67.5%
Selling and administrative expenses	18.8%	18.4%
Operating earnings	14.3%	14.1%
Income before income taxes	13.3%	13.3%
Net income	9.6%	11.9%

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Six Months Ended June 30
Segment Information

	Six Months Ended June 30,
	2008	2007
	(in millions)
Revenues:
Electrical Products	$2,871.6	$2,482.9
Tools	398.8	374.8

Total	$3,270.4	$2,857.7

Segment Operating Earnings:
Electrical Products	$482.5	$407.4
Tools	31.9	43.4

Total Segment Operating Earnings	514.4	450.8
General Corporate Expense	45.6	47.1
Income from Belden agreement	—	3.3
Interest expense, net	33.2	25.8

Income from operations before income taxes	$435.6	$381.2

	Six Months Ended June 30,
	2008	2007
Return on Sales:
Electrical Products	16.8%	16.4%
Tools	8.0%	11.6%
Total Segments	15.7%	15.8%

Impact of Unusual Items

	Income
	Before Income	Income	Net	Net Income Per
	Taxes	Taxes	Income	Common Share
				Basic	Diluted
Reported six months ended June 30, 2008	$435.6	$120.3	$315.3	$1.79	$1.77
Severance and currency related items	7.9	2.4	5.5	.03	.03
Tax benefits	—	4.6 -	(4.6) -	(.02)	(.02)

Excluding adjustments	$443.5	$127.3	$316.2	$1.80	$1.78

Reported six months ended June 30, 2007	$381.2	$40.1	$341.1	$1.86	$1.83
Income from Belden agreement and legal matters	(0.9)	(0.3)	(0.6)	(.00)	(.00)

Tax benefits – settlements and enacted rate changes	—	63.5	(63.5)	(.35)	(.34)

Excluding adjustments	$380.3	$103.3	$277.0	$1.51	$1.49

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CONSOLIDATED BALANCE SHEETS
(PRELIMINARY)

	June 30,	Dec. 31,
	2008	2007
	(in millions)
ASSETS
Cash and cash equivalents	$154.7	$232.8
Investments	51.3	93.7
Receivables	1,230.9	1,048.6
Inventories	749.5	643.7
Deferred income taxes and other assets	270.0	284.2

Total current assets	2,456.4	2,303.0

Restricted cash	—	290.1
Property, plant and equipment, less accumulated depreciation	768.5	719.8
Goodwill	2,741.8	2,540.3
Deferred income taxes and other noncurrent assets	382.0	280.3

Total assets	$6,348.7	$6,133.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term debt	$114.3	$256.1
Accounts payable	573.6	533.1
Accrued liabilities	565.4	566.7
Current discontinued operations liability	191.3	179.1
Current maturities of long-term debt	0.1	100.1

Total current liabilities	1,444.7	1,635.1

Long-term debt	1,207.5	909.9
Postretirement benefits other than pensions	80.6	81.4
Long-term discontinued operations liability	330.0	330.0
Other long-term liabilities	423.0	335.2

Total liabilities	3,485.8	3,291.6

Common stock	1.7	1.8
Capital in excess of par value	—	85.7
Retained earnings	2,907.3	2,835.1
Accumulated other nonowner changes in equity	(46.1)	(80.7)

Total shareholders’ equity	2,862.9	2,841.9

Total liabilities and shareholders’ equity	$6,348.7	$6,133.5

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RATIOS OF DEBT-TO-TOTAL CAPITALIZATION
AND NET DEBT-TO-TOTAL CAPITALIZATION
(PRELIMINARY)

	June 30,	Dec. 31,
	2008	2007
	(in millions where applicable)
Short-term debt	$114.3	$256.1
Current maturities of long-term debt	0.1	100.1
Long-term debt	1,207.5	909.9

Total debt	1,321.9	1,266.1
Total shareholders’ equity	2,862.9	2,841.9

Total capitalization	$4,184.8	$4,108.0

Total debt-to-total-capitalization ratio	31.6%	30.8%
Total debt	$1,321.9	$1,266.1
Less: Cash and cash equivalents	154.7	232.8
Investments	51.3	93.7

Net debt	$1,115.9	$939.6

Total capitalization	$4,184.8	$4,108.0
Less: Cash and cash equivalents	154.7	232.8
Investments	51.3	93.7

Total capitalization net of cash	$3,978.8	$3,781.5

Net debt-to-total-capitalization ratio	28.0%	24.8%

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CONSOLIDATED STATEMENTS OF CASH FLOWS
(PRELIMINARY)

	Six Months Ended June 30,
	2008	2007
	(in millions)
Cash flows from operating activities:
Net income	$315.3	$341.1
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	70.3	57.8
Deferred income taxes	4.9	5.9
Excess tax benefits from stock options and awards	(3.4)	(20.8)
Changes in assets and liabilities(1)
Receivables	(122.2)	(133.5)
Inventories	(63.4)	(25.2)
Accounts payable and accrued liabilities	(13.1)	(24.7)
Other assets and liabilities, net	76.9	8.7

Net cash provided by operating activities	265.3	209.3

Cash flows from investing activities:
Proceeds from short-term investments	41.3	—
Proceeds from cash restricted for business acquisitions	290.1	—
Capital expenditures	(57.9)	(56.1)
Cash paid for acquired businesses	(269.6)	(170.5)
Proceeds from sales of property, plant and equipment and other	1.0	0.8

Net cash provided by (used in) investing activities	4.9	(225.8)

Cash flows from financing activities:
Proceeds from issuance of debt	297.6	306.7
Debt issuance costs	(0.5)	(2.7)
Proceeds from debt derivatives	0.5	10.0
Repayments of debt	(299.1)	(3.0)
Dividends	(82.8)	(77.9)
Purchase of common shares	(282.9)	(74.0)
Excess tax benefits from stock options and awards	3.4	20.8
Proceeds from exercise of stock options	10.8	49.5

Net cash provided by (used in) financing activities	(353.0)	229.4

Effect of exchange rate changes on cash and cash equivalents	4.7	3.6

Increase (decrease) in cash and cash equivalents	(78.1)	216.5
Cash and cash equivalents, beginning of period	232.8	423.5

Cash and cash equivalents, end of period	$154.7	$640.0

(1) Net of the effects of translation and acquisitions

Free Cash Flow Reconciliation

	Six Months Ended June 30,
	2008	2007
	(in millions)
Net cash provided by operating activities	$265.3	$209.3
Less capital expenditures	(57.9)	(56.1)
Add proceeds from sales of property, plant and equipment and other	1.0	0.8

Free cash flow	$208.4	$154.0

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